EXHIBIT 99

Autobytel Completes $27.0 Million Common Stock Private Placement

Irvine, CA – June 24, 2003 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced that it completed the sale of a total of 5,000,000 newly-issued shares of common stock to a group of institutional investors in a private placement for gross proceeds of $27.0 million. The shares were priced at $5.40 per share on June 20, 2003, and the transaction closed on June 24, 2003. Allen & Company LLC acted as placement agent in connection with the private placement.

Autobytel expects to have a cash balance in excess of $50 million at June 30, 2003.

Autobytel intends to use the proceeds from this private placement for general corporate purposes, including potential acquisitions.

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Autobytel has agreed to file a registration statement covering resales of the common stock by investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Autobytel Inc.

Autobytel Inc. (Nasdaq:ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) tools and programs. The company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel is the industry leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a leading provider of dealership CRM and data extraction services. As the Internet’s largest new-car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 94 percent of the active Digital Media Universe. *

* Nielsen//NetRatings Q1 2003 Digital Media Universe Report (Autobytel Inc. is the unduplicated audience of the Autobytel, Autoweb.com, CarSmart and Autosite.com Brands. Autobytel Inc. provides content to the Yahoo!, AOL MSN portals and various automotive manufactures’ sites. The unduplicated audience of these Brands has an active reach of over 94 percent of the home and work Digital Media Universe.)

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from AVV, costs related to the acquisition of AVV, failure to retain key employees at AVV, difficulties in successfully integrating the businesses and technologies of AVV and Autobytel, that actual costs and expenses exceed the charges taken by the company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Investor Relations

Hoshi Printer, Executive Vice President and Chief Financial Officer, Autobytel Inc., 949.225.4553 (hoship@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, Autobytel Inc., 949.862.3023 (melaniew@autobytel.com)